Exhibit 99.1

CHRIS ETTEL
433 49th STREET
VIRGINIA BEACH, VA 23451

July 31, 2015

Board of Directors
Wheeler Real Estate Investment Trust 2529 Virginia Beach Blvd
Suite 200
Virginia Beach, VA 23452

Gentlemen:

As you are probably aware, my longtime partner has recently retired from VB Homes. With his retirement, the time demands I face in running the business by myself have increased dramatically. Consequently, I now find myself unable to dedicate the time and focus required to serve effectively as a Director at WHLR. I am therefore resigning my position effective immediately.

I have enjoyed my time on the Board and wish you all the best.

Sincerely,

Chris Ettel